UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 315 80977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As an innovative trading marketplace of art ownership, Takung Art Co. Ltd (the “Company”) has been exploring the idea of applying block chain technology into its operations. In July 2021, Takung appointed Mr. Kwok Leung Paul Li as the CEO to lead the Company in its new business initiatives.  The Company plans to provide block chain based consulting services to the companies engaged in releasing NFT and related businesses. With Mr. Li's significant experience and expertise in block-chain based technology development and execution, during the quarter ended September 30, 2021, the Company provided consultancy services to non-fungible tokens ("NFT") launch projects. The Company also plans to launch its own NFT marketplace to facilitate users to buy and sell NFT's in the first quarter of 2022. The marketplace is currently under development and the Company has been in discussion with artists and NFT creators for listings on the marketplace. Combining decentralized finance ("DeFi") and NFTs with block chain-based online games, the Company is developing its “Play to Earn” style games, giving players financial incentives to play and progress through games. With the help of NFTs, games now become more sustainable than before as players can trade digital gaming assets and earn passive income by playing games. The in-game NFTs are expected be traded on the Company’s NFT marketplace. These block chain and NFT related businesses are carried out by the Company's Hong Kong subsidiary, Hong Kong MQ Group Limited (“Hong Kong MQ”). The Company plans to relocate its headquarters to the U.S., and already leased an office space in New York, NY.

Due to the recent regulatory scrutiny by PRC governments on digital asset related business, the artwork unit trading platform operated by our PRC subsidiary, Takung Cultural Development (Tianjin) Co., Ltd (“Tianjin Takung”), was suspended by the local authority. The Management became aware of the suspension on or around November 8, 2021. The local authority indicated the suspension was to facilitate certain investigation although it did not announce the purpose of the investigation. The Company intends to fully cooperate with the local authority's investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

/s/ Kwok Leung Paul Li
Name: Kwok Leung Paul Li
Title: Chief Executive Officer